UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Farmers & Merchants Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 17, 2020

Re: Annual Meeting

Dear Fellow Shareholders:

We are writing today concerning the upcoming annual meeting for Farmers & Merchants Bancorp, Inc., which is scheduled for Thursday April 16, 2020.

All of us have been impacted by the Coronavirus (“COVID-19”) in our personal, business and community lives. The same is true for the Company and Farmers & Merchants State Bank. We continue to serve our customers, but need to protect our customers and employees and help reduce the potential spread of COVID-19.

After much deliberation, the Board of the Company has decided to still hold our annual meeting as scheduled at 7:00 P.M. on April 16th. However, in light of the governmental restrictions on the number of people that can attend gatherings, our meeting will be significantly different than in past years. Please note the following:

•	We will not be serving a dinner or other refreshments in connection with the meeting.

•	We do not intend to have a presentation concerning the results from 2019 and the outlook for 2020.

•

The three items currently to be considered at the meeting are the election of directors, a non-binding “say on pay” vote concerning the Company’s compensation programs and a non-binding vote on the ratification of the appointment of auditors, all of which still will be addressed at the meeting.

•	We expect that the official business meeting will last no more than 15 minutes, subject to questions.

In light of the serious nature and health risks from the spreading of COVID-19 in larger gatherings, we are taking the very unusual step of asking that you seriously consider not attending the annual meeting. While we need to hold an annual meeting to fulfill the Company’s legal obligations, we can accomplish those requirements through voting by proxy with only a small group of directors and officers present. Therefore, we ask that you promptly return your proxy or vote by phone or electronically as described in the proxy materials provided to you so that the three matters discussed above can be approved.

The health and safety of our shareholders, as well as customers and employees, is of utmost importance to us and we appreciate your cooperation and support during these unusual and challenging times. We look forward to seeing you in person at next year’s annual meeting. In the interim, if you have any questions, feel free to contact us or anyone at F&M (419/446-2501). Please remain healthy and safe.

Sincerely,

/s/ Jack C. Johnson	/s/ Lars B. Eller
Jack C. Johnson	Lars B. Eller
Chairman of the Board	President & CEO

P.O. Box 216     307 North Defiance St.,     Archbold, Ohio 43502     Phone (419) 446-2501